Exhibit 99.1

(Formerly Silicon Valley Bancshares)

3003 Tasman Drive Santa Clara, CA 95054

Contact:
Lisa Bertolet	Meghan O’Leary
Investor Relations	Public Relations
(408) 654-7282	(408) 654-6364

NASDAQ: SIVBE

SVB FINANCIAL GROUP REPORTS NASDAQ NOTIFICATION REGARDING OVERDUE FORM 10-Q FILING FOR THIRD QUARTER

SANTA CLARA, Calif. — November 21, 2005 — SVB Financial Group (Nasdaq: SIVBE) announced today it has received a notice from The Nasdaq Stock Market, indicating that there is additional basis for the Company’s securities to be subject to delisting since the Company is not in compliance with Nasdaq qualification requirements under Nasdaq Marketplace Rule 4310(c)(14) due to the delayed filing of its Form 10-Q for the fiscal quarter ended September 30, 2005.  The Company previously filed a notice of late filing with the Securities and Exchange Commission with respect to its third quarter Form 10-Q on November 9, 2005.  Nasdaq Marketplace Rule 4310(c)(14) requires that all required reports be timely filed with the SEC.

As previously disclosed, the Company received a similar notice from Nasdaq in August 2005 due to the delayed filing of its Form 10-Q for the fiscal quarter ended June 30, 2005.  Consequently, the Company attended an appeal hearing before a Nasdaq Listing Qualifications Panel to review the delisting determination. The Panel has determined to continue the listing of the Company’s securities so long as the Company files all of its required reports with the SEC on December 28, 2005, including all restated financials and quarterly reports through the fiscal quarter ended September 30, 2005.

Also, as previously disclosed, the Company plans to restate its consolidated financial statements for the years 2001, 2002, 2003 and 2004 and the first quarter of 2005 due to a revision in the accounting treatment for its portfolio of unexercised warrant securities in privately-held companies.  In connection with the restatement process, the Company is also reviewing and modifying, where appropriate, its accounting policies and practices.  While the Company is working diligently to complete the restatement and accounting review process as soon as practicable in order to permit the completion and filing of its Form 10-Q for the quarters ended June 30, 2005 and September 30, 2005, there can be no assurance that the Company will file all of its required reports by December 28, 2005.

About SVB Financial Group

 For more than twenty years, SVB Financial Group, formerly Silicon Valley Bancshares, has been dedicated to helping entrepreneurs succeed. SVB Financial Group is a financial holding company that serves emerging growth and mature companies in the technology, life science, private equity and premium wine industries. Headquartered in Santa Clara, Calif., SVB Financial Group provides clients with commercial, investment, international and private banking services. The Company also offers funds management, broker-dealer transactions, asset management and a full range of services for private equity companies, as well as the added value of its knowledge and networks worldwide. More information on the Company can be found at www.svb.com.

Safe Harbor

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, the statements made above about the Company’s intention to file its Quarterly Report on Form 10-Q for the second and third quarters of fiscal 2005 and the Company’s process for restating its financial statements and accounting review. Management has in the past and might in the future make forward-looking statements orally to analysts, investors, the media and others.  Forward-looking statements are statements that are not historical facts.  Although management believes that the expectations reflected in these forward-looking statements are reasonable, and it has based these expectations on its beliefs, as well as its assumptions, such expectations may prove to be incorrect.  Actual results could differ significantly from those expressed in or implied by management’s forward-looking statements, due to the inherent difficulties and challenges the Company faces in completing its proposed restatement, its accounting review and its second and third quarter Form 10-Qs, the potential for unexpected difficulties or timing delays to occur in the restatement and review process, the process of completing and filing the Company’s second and third quarter Form 10-Qs, and the potential delisting of the Company’s securities, as well as changes in economic, business and regulatory factors and trends.  All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements.  The forward-looking statements included in this release are made only as of the date of this release.  The Company does not intend, and undertakes no obligation, to update these forward-looking statements